UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  February 21, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Work Statements NB-2 and NB-3

On February 21, 2013, Radius Health, Inc. (the “Company”) entered into Work Statement NB-2 (the “Work Statement NB-2”) and Work Statement NB-3 (the “Work Statement NB-3”), each as contemplated by the terms of that certain Clinical Trial Services Agreement (the “Services Agreement”), entered into as of March 29, 2011, between the Company and Nordic Bioscience Clinical Development VII A/S (“Nordic”).

Pursuant to Work Statement NB-2, Nordic will continue providing clinical trial services relating to the Phase 2 clinical study of the Company’s BA058-TD product (the “Phase 2 Clinical Study”), as contemplated by the Services Agreement.  Payments in cash made or to be made by the Company to Nordic in connection with the Phase 2 Clinical Study services provided by Nordic are denominated in both euros and U.S. dollars and total up to approximately €3.6 million (approximately $4.8 million based on the exchange rate as of February 21, 2013) and $257,853, respectively. In addition, the Company will issue to Nordic, shares of its Series A-6 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-6 Stock”) having a value of approximately $2.9 million, as additional payment for services to be provided under Work Statement NB-2 and the Services Agreement.

Pursuant to Work Statement NB-3, Nordic will perform an extension study to evaluate six months of standard-of-care osteoporosis management following the completion of the Company’s BA058-SC Phase 3 clinical study, as contemplated by the Services Agreement.  Payments in cash to be made by the Company to Nordic under Work Statement NB-3 are denominated in both euros and U.S. dollars and total up to approximately €4.5 million (approximately $6.0 million based on the exchange rate as of February 21, 2013) and $579,495, respectively. In addition, the Company will issue to Nordic, shares of Series A-6 Stock having a value of up to the sum of approximately €4.5 million ($6.0 million based on the exchange rate as of February 21, 2013) and $0.3 million, as additional payment for services to be provided under Work Statement NB-3 and the Services Agreement.

Amendment to Stock Issuance Agreement

On February 21, 2013, the Company also entered into Amendment No. 1 (the “Amendment”) to that certain Amended and Restated Stock Issuance Agreement entered into by the Company and Nordic as of May 16, 2011 (the “Stock Issuance Agreement”).  The Stock Issuance Agreement provides that Nordic is entitled to compensation payable in shares of Series A-6 Stock in connection its performance of services under the Services Agreement.  The Amendment was entered into in order to amend the Stock Issuance Agreement to provide for the issuance of the additional Series A-6 Stock dividends contemplated by Work Statement NB-2 and Work Statement NB-3, as described above.

The preceding descriptions of the Services Agreement, the Stock Issuance Agreement, Work Statement NB-2, Work Statement NB-3 and the Amendment are qualified in their entirety by reference to the full text of the Services Agreement, the Stock Issuance Agreement, Work Statement NB-2, Work Statement NB-3 and the Amendment, copies of which were filed as Exhibits to the Company’s Current Report on Form 8-K/A filed on October 24, 2011, Quarterly Report on Form 10-Q/A filed on October 24, 2011 or this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2013

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1*	Work Statement NB-2, dated as of February 21, 2013, by and between Radius Health, Inc. and Nordic Bioscience Clinical Development VII A/S.

10.2*	Work Statement NB-3, dated as of February 21, 2013, by and between Radius Health, Inc. and Nordic Bioscience Clinical Development VII A/S.

10.3

Amendment No. 1, dated as of February 21, 2013, to Amended and Restated Stock Issuance Agreement, dated as of May 16, 2011, by and between Radius Health, Inc. and Nordic Bioscience Clinical Development VII A/S.

*Confidential treatment has been requested with respect to portions of this exhibit. Redacted portions of this exhibit have been filed separately with the Securities and Exchange Commission.